                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF COOLEY GODWARD LLP]

                             ATTORNEYS AT LAW                Boulder, CO
                                                             303 546-4000

                             4365 Executive Drive            Denver, CO
                             Suite 1100                      303 606-4800
                             San Diego, CA
                             92121-2128                      Kirkland, WA
                             Main  858 550-6000              425 893-7700
                             Fax   858 453-3555
                                                             Menlo Park, CA
                                                             650 843-5100

                                                             Palo Alto, CA
                                                             650 843-5000

                             www.cooley.com                  Reston, VA
                                                             703 262-8000

                                                             San Francisco, CA
October 18, 1999                                             415 693-2000


WIRELESS FACILITIES, INC.
9805 Scranton Road, Suite 100
San Diego, CA 92121

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Wireless Facilities, Inc. (the "Company") of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission, including a related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended (the "Prospectus"), and the underwritten public offering of up to 4,600,000 shares of the Company's Common Stock, par value $.001, including 600,000 shares of Common Stock for which the underwriters have been granted an over-allotment option (the "Shares").

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Registration Statement and related Prospectus, will be validly issued, fully paid, and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

/s/ LANCE W. BRIDGES

Lance W. Bridges